UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 6, 2015, Demand Media, Inc. (the “Company”) and Google Inc. (“Google”) entered into Amendment Number One (the “Amendment”) to the Google Services Agreement (the “Agreement”). The Amendment clarified certain pricing terms in Exhibit C to the Agreement and is effective as of November 1, 2014. Except as set forth herein, no modifications have been made to the description of the Agreement contained in the Current Report on Form 8-K filed by the Company on November 6, 2014.

The description of the Agreement and the Amendment are qualified in their entirety by reference to the complete terms and conditions of the Agreement and the Amendment filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference into this Item 1.01.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

10.1                        Google Services Agreement entered into by Google Inc. and Demand Media, Inc., effective as of November 1, 2014 (portions of this exhibit have been omitted pursuant to a request for confidential treatment).

10.2                        Amendment Number One to Google Services Agreement between Google Inc. and Demand Media, Inc., dated February 6, 2015 (portions of this exhibit have been omitted pursuant to a request for confidential treatment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2015	DEMAND MEDIA, INC.

	By:	/s/ Daniel Weinrot
Daniel Weinrot
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Google Services Agreement entered into by Google Inc. and Demand Media, Inc., effective as of November 1, 2014 (portions of this exhibit have been omitted pursuant to a request for confidential treatment).

10.2

Amendment Number One to Google Services Agreement between Google Inc. and Demand Media, Inc., dated February 6, 2015 (portions of this exhibit have been omitted pursuant to a request for confidential treatment).